PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-54104

DeCrane Holdings Co.

Warrant to Purchase Common Stock,
Common Stock, Par Value $0.01 per Share

Supplement to Prospectus Dated January 29, 2001
(Registration Statement No. 333-54104)
Filed Pursuant to Rule 424(b)(3) of the Rules and Regulations
Under the Securities Act of 1933

Recent Developments

    On February 1, 2001 Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to be references to Credit Suisse First Boston Corporation.

Credit Suisse First Boston Corporation

The date of this Prospectus Supplement is February 1, 2001